Exhibit 4.4
REGISTRATION RIGHTS AGREEMENT
by and among
Dun & Bradstreet Holdings, Inc.
and
the other parties hereto
January 8, 2021

Exhibit A - Joinder

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of January 8, 2021, by and among (i) Dun & Bradstreet Holdings, Inc., a Delaware corporation (the “Company”), (ii) each of the Persons listed on the signature pages hereto (each a “Bisnode Investor”, and collectively the “Bisnode Investors”), and (iii) the other Bisnode Holders (as defined herein) from time to time party hereto.
W I T N E S S E T H:
WHEREAS, this Agreement is being entered into in connection with the closing of the transactions contemplated by the Share Purchase Agreement, dated October 7, 2020, between Dun & Bradstreet Holdings B.V., a wholly-owned subsidiary of the Company, and the Investors (the “Purchase Agreement”);
WHEREAS, in connection with, and effective upon, the date of the closing of the transaction contemplated by the Purchase Agreement (the “Closing Date”), the Company has issued to each Bisnode Investor the Issued Shares (as defined herein) in accordance with the terms of the Purchase Agreement; and
WHEREAS, the registration of resales by the Bisnode Holders of the Issued Shares may be required under the Securities Act (as defined herein) and applicable state securities laws, depending on the status of the Bisnode Holder or the intended method of distribution of the Issued Shares.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    Certain Definitions. As used herein, the following terms shall have the following meanings:
“Additional Piggyback Rights” has the meaning ascribed to such term in Section 2.1(d).
“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. For the avoidance of doubt, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Bisnode Holder.
“Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.
“Automatic Shelf Registration Statement” means an Automatic Shelf Registration Statement (as defined in Rule 405 under the Securities Act).
“Beneficial Ownership” shall mean, with respect to a specified Person, the ownership of securities as determined in accordance with Rule 13d-3 of the Exchange Act, as such Rule is in effect from time to time. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.
“Bisnode Holder” or “Bisnode Holders” means (1) any Person who is a signatory to this Agreement, or (2) any Permitted Transferee to whom any Person who is a signatory to this Agreement shall assign or transfer any rights hereunder; provided that in the case of clause (2), such Person or such transferee, as applicable, has executed and delivered a Joinder and has thereby agreed in writing to be bound by this Agreement in respect of such Bisnode Registrable Securities.
“Bisnode Participating Holders” means all Bisnode Holders of Bisnode Registrable Securities which are proposed to be included in any offering of Bisnode Registrable Securities pursuant to Section 2.1.
“Bisnode Registrable Securities” means (a) the Issued Shares, (b) any shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Issued Shares referenced in clause (a) above by way of stock dividend, stock split or combination of shares in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization and (c) any securities issued in replacement of or exchange for any securities described in clause (a) or (b) above. As to any particular Bisnode Registrable Securities, such securities shall cease to be Bisnode Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement or (B) such securities are able to be immediately sold pursuant to Rule 144 without any restrictions on transfer under such rule.
“Block Trade” means an offering and/or sale of Existing Registrable Securities by one or more of the Investor Shareholders on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.
“Board” means the board of directors of the Company.
“Business Day” shall mean a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in the City of New York are authorized or required by law or other governmental action to close.
“Claims” has the meaning ascribed to such term in Section 2.8(a).
“Common Stock” shall mean the shares of Common Stock, $0.0001 par value per share, of the Company, and any and all securities of any kind whatsoever which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of capital stock or other equity securities of such Person (including, without limitation, any note or debt security convertible into or exchangeable for shares of capital stock or other equity securities of such Person).
“Company” means Dun & Bradstreet Holdings, Inc., a Delaware corporation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.
“Existing Holders” means any Person who is a signatory to the Existing Registration Rights Agreement, or (2) any permitted transferee under the Existing Registration Rights Agreement to whom any Person who is a signatory to the Existing Registration Rights Agreement shall assign or transfer any rights thereunder; provided that in the case of clause (2), such Person or such transferee, as applicable, has executed and delivered a joinder to such Existing Registration Rights Agreement and has thereby agreed in writing to be bound by such Existing Registration Rights Agreement in respect of such Existing Registrable Securities.
“Existing Registrable Securities” has the meaning ascribed to “Registrable Securities” in the Existing Registration Rights Agreement.
“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of July 6, 2020, among the Company and the other parties thereto as such agreement may be amended, modified, supplemented or restated from time to time after the date thereof.
“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Section 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Stock is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration or underwritten offering, the fees and disbursements of counsel to Existing Holders as contemplated by the Existing Registration Rights Agreement, (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) fees and expenses of any transfer agent or custodian, (xi) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities and (xii) expenses for securities law liability insurance and, if any, rating agency fees.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Holder” or “Holders” means the Bisnode Holders and the Existing Holders.
“Initiating Holders” means, with respect to a demand registration contemplated by the Existing Registration Rights Agreement, the Investor Shareholder(s) making such demand for registration.
“Inspectors” has the meaning ascribed to such term in Section 2.3(k).
“Investor Shareholders” shall mean CC Star Holdings, LP, Bilcar, LLC, Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Fund VIII Coinvestment Partners, L.P., THL Executive Fund VIII, L.P., THL Equity Fund VIII Investors (D&B), L.P., Cannae Holdings, Inc. and Black Knight Infoserv, LLC and each of their respective permitted transferees as contemplated by the Existing Registration Rights Agreement that are Affiliates (for the avoidance of doubt, other than the Company), in each case, to the extent such Person Beneficially Owns Registrable Securities and becomes a party to the Existing Registration Rights Agreement (pursuant to a joinder (as applicable)).
“Issued Shares” means the shares of Common Stock issued to the Bisnode Investors pursuant to the terms of the Purchase Agreement.
“Joinder” means a joinder agreement in the form of Exhibit A hereto.
“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.
“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1.
“Manager” has the meaning ascribed to such term in Section 2.2(a).
“Offering Document” means a registration statement, any prospectus or preliminary, final or summary prospectus or free writing prospectus, or any other document used in connection with the offering of securities covered thereby, any offering circular, notification, pricing disclosure or similar document, or any amendment or supplement to any of the foregoing.
“Opt-Out Request” has the meaning ascribed to such term in Section 4.13(c).
“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1.

“Permitted Transferee” of a Bisnode Holder means (i) any Affiliate of the Bisnode Holder or (ii) any direct or indirect partner, shareholder or member of the Bisnode Holder or any trust, family partnership or family limited liability company, the sole direct or indirect beneficiaries, partners or members of which are the Bisnode Holder or Relatives of the Bisnode Holder.
“Person” means any individual, corporation (including not for profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, joint-stock company, unincorporated organization, governmental entity or agency or other entity of any kind or nature.
“Piggyback Registration” has the meaning ascribed to such term in Section 2.1(b).
“Piggyback Request” has the meaning ascribed to such term in Section 2.1(b).
“Piggyback Shares” has the meaning ascribed to such term in Section 2.2(a)(iii).
“Policies” has the meaning ascribed to such term in Section 4.13(b).
“Postponement Period” has the meaning ascribed to such term in Section 2.1(f) of the Existing Registration Rights Agreement.
“Public Offering” shall mean a bona fide underwritten public offering and sale or other transfer of Common Stock (or other equity securities of the Company) pursuant to an effective registration statement under the Securities Act.
“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.
“Records” has the meaning ascribed to such term in Section 2.3(k).
“Registrable Securities” means the Bisnode Registrable Securities and the Existing Registrable Securities.
“Relative” means, with respect to any natural person: (a) such natural person’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of a natural person described in clause (b) of this definition.
“Rule 144” and “Rule 144A” have the meaning ascribed to such term in Section 4.1.
“SEC” means the Securities and Exchange Commission or such other federal agency which at such time administers the Securities Act.
“Section 2.2(a) Sale Number” has the meaning ascribed to such term in Section 2.2(a).
“Section 2.2(b) Sale Number” has the meaning ascribed to such term in Section 2.2(b).

“Section 4.13 Representative” has the meaning ascribed to such term in Section 4.13(b).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they may from time to time be in effect.
“Shelf Registration Statement” means an effective shelf registration statement under Rule 415 of the Securities Act.
“Shelf Underwriting” has the meaning ascribed to such term in Section 2.1(j) of the Existing Registration Rights Agreement.
“Special Registration Statement” means: (a) a registration statement relating to any employee benefit plan; (b) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statement related to the issuance or resale of securities issued in connection with such transaction; or (c) a registration statement related to stock issued upon conversion of debt securities.
“Subsidiary” means any direct or indirect subsidiary of the Company on the date hereof and any direct or indirect subsidiary of the Company organized or acquired after the date hereof.
“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).
Section 2.    Registration Rights.
2.1.    Piggyback Registrations.
(a)    If the Company proposes or is required (pursuant to registration rights of an Existing Holder pursuant to the Existing Registration Rights Agreement or otherwise) to register any of its equity securities for its own account or for the account of any other shareholder under the Securities Act (other than pursuant to a Special Registration Statement), the Company shall give prompt written notice of its intention to do so to each of the Bisnode Holders of record of Bisnode Registrable Securities, (x) at least ten (10) Business Days prior to the filing of any registration statement under the Securities Act or, (y) in the case of a demand registration pursuant to Section 2.1 of the Existing Registration Rights Agreement, no later than five (5) Business Days after the filing of a registration statement pursuant to such demand registration request (or, in the case of a request for the filing of an Automatic Shelf Registration Statement, three (3) Business Days after receipt of such demand registration request).
(b)    Upon the written request of any Bisnode Holder desiring to have Bisnode Registrable Securities registered under this Section 2.1 (a “Piggyback Request”), made within three (3) Business Days following the receipt of written notice from the Company pursuant to Section 2.2(a) (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Bisnode Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.1(e), 2.2 and 2.5 hereof, use its reasonable best efforts to cause all such Bisnode Registrable Securities, the Bisnode Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Bisnode Holders (in accordance with the intended method of distribution thereof) of the Bisnode Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto (the “Piggyback Registration”).
(c)    There is no limitation on the number of Piggyback Requests that may be made by Bisnode Holders pursuant to the preceding sentence which the Company is obligated to effect. Notwithstanding the foregoing, if an Investor Shareholder wishes to engage in a Block Trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), the Bisnode Holders shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any Shelf Registration Statement and prospectus to be used in connection with such Block Trade.
(d)    The Company, subject to Sections 2.2 and 2.5, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Stock and (ii) any other shares of Common Stock which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that, with respect to any underwritten offering, such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Majority Participating Holders in such underwritten offering; provided further that no party holding Additional Piggyback Rights shall be entitled to receive notice of, or to elect to participate in, a Block Trade or any Shelf Registration Statement and prospectus to be used in connection with such Block Trade.
(e)    If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Bisnode Holders of record of Bisnode Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Bisnode Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Bisnode Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Bisnode Registrable Securities for the same period as the delay in registering such other equity securities.
(f)    Any Bisnode Holder shall have the right to withdraw its request for inclusion of its Bisnode Registrable Securities in any registration statement pursuant to this Section 2.1 by giving written notice to the Company of its request to withdraw; provided, however, that such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration.
(g)    The Company shall use commercially reasonable efforts to maintain the effectiveness of the registration statement relating to any Piggyback Registration for a period of at least 180 days after the effective date thereof or such shorter period in which all Bisnode Registrable Securities included in such registration statement have actually been sold.
2.2.    Allocation of Securities Included in Registration Statement.
(a)    If any requested registration made pursuant to Section 2.1 of the Existing Registration Rights Agreement (including a Shelf Underwriting) involves an underwritten offering and the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) of such offering shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company, any Subsidiary, and, in each case, any successor thereto, or any other Persons exercising Additional Piggyback Rights exceeds the highest number (the “Section 2.2(a) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Majority Participating Holders, the Company shall use its reasonable best efforts to include in such underwritten offering:
(i)    first, all Registrable Securities requested to be included in such underwritten offering by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.1); provided, however, that if the number of such Registrable Securities exceeds the 2.2(a) Sale Number, the number of such Registrable Securities (not to exceed the 2.2(a) Sale Number) to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion;
(ii)    second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.2(a) is less than the 2.2(a) Sale Number, any securities that the Company proposes to register; provided that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clause (i), totals no more than the 2.2(a) Sale Number; and
(iii)    third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.2(a) is less than the 2.2(a) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the 2.2(a) Sale Number.
Notwithstanding anything in this Section 2.2(a) to the contrary, no Bisnode Holder will be entitled to include Bisnode Registrable Securities in an underwritten offering requested by the Initiating Holders pursuant to Section 2.1 of the Existing Registration Rights Agreement to the extent that the Manager of such underwritten offering shall determine in good faith that the participation of such Bisnode Holder would adversely affect in any material respect the marketability of the securities being sold by the Initiating Holders in such underwritten offering.
(b)    If any registration or offering made pursuant to Section 2.1 involves an underwritten primary offering on behalf of the Company after the date hereof and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such underwritten offering by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the highest number (the “Section 2.2(b) Sale Number”) that can be sold in an orderly manner in such underwritten offering within a price range acceptable to the Company, the Company shall include in such underwritten offering:
(i)    first, all equity securities that the Company proposes to register for its own account;
(ii)    second, to the extent that the number of Registrable Securities to be included pursuant to clause (1) of this Section 2.2(b) is less than the 2.2(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such underwritten offering pursuant to the exercise of piggyback rights pursuant to Section 2.1, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion; provided that the number of such remaining Registrable Securities when aggregated with that number of equity securities to be included pursuant to clause (i), totals no more than the 2.2(b) Sale Number; and
(iii)    third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.2(b) is less than the 2.2(b) Sale Number, the remaining Registrable Securities to be included in such underwritten offering shall be allocated on a pro rata basis among all Persons requesting that securities be included in such underwritten offering pursuant to the exercise of Additional Piggyback Rights, based on the number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion; provided that the number of such securities when aggregated with that number of Registrable Securities to be included pursuant to clauses (i) and (ii) totals no more than the 2.2(b) Sale Number.
Notwithstanding anything in this 2.2(b) to the contrary, no Bisnode Holder will be entitled to include Registrable Securities in an underwritten offering pursuant to Section 2.1 to the extent that the Manager of such underwritten offering shall determine in good faith that the participation of such Holder would adversely affect in any material respect the marketability of the securities being sold by the Company or the Investor Shareholders in such underwritten offering.
(c)    If, as a result of the proration provisions set forth in clauses (a) or (b) of this Section 2.2, any Bisnode Holder shall not be entitled to include all Bisnode Registrable Securities in an underwritten offering that such Bisnode Holder has requested be included, such Bisnode Holder may elect to withdraw such Bisnode Holder’s request to include Bisnode Registrable Securities in the registration to which such underwritten offering relates or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Bisnode Holder shall no longer have any right to include Bisnode Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Bisnode Registrable Securities so withdrawn or reduced; provided, further, that in the event that a withdrawal or reduction pursuant to this Section 2.2(c) reduces the number of Registrable Securities to be included in an offering to fewer than the 2.2(a) Sale Number or the 2.2(b) Sale Number, as applicable, then the priority according to which any additional Bisnode Registrable Securities shall be included therein shall be as set forth in Section 2.2(a) or Section 2.2(b), as applicable.
2.3.    Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to effect or cause the registration of any Bisnode Registrable Securities under the Securities Act as provided in this Agreement (or use best efforts or reasonable best efforts to accomplish the same), the Company shall, as expeditiously as possible:
(a)    prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Bisnode Registrable Securities in accordance with the intended method of disposition thereof, which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Bisnode Registrable Securities by the selling Bisnode Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective for such period as the Majority Participating Holders pursuant to such registration statement shall request, and no less than 180 days, provided, however, that as far in advance as reasonably practicable before filing an Offering Document, or before sending a response to an SEC comment letter prior to any such filing, the Company will furnish to one counsel for the Bisnode Holders participating in the planned offering (selected by the majority of the Bisnode Participating Holders) and to one counsel for the Manager, if any, copies of reasonably complete drafts of all such documents proposed to be filed (including all exhibits thereto and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), which documents will be subject to the reasonable review and reasonable comment of such counsel (including any objections to any information pertaining to any Bisnode Participating Holder and its plan of distribution and otherwise to the extent necessary, if at all, to complete the filing or maintain the effectiveness thereof), and the Company shall make the changes reasonably requested by such counsel and shall not file any Offering Document to which the majority of the Bisnode Participating Holders or the underwriters, if any, shall reasonably object, provided that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel does not comply with the requirements of the Securities Act or of the rules of regulations thereunder or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading;
(b)    (i) prepare and file with the SEC such amendments, post-effective amendments and supplements (including, without limitation, any reports required to be filed pursuant to the Exchange Act) to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for such period as the Majority Participating Holders pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement; provided, however, that the Company may discontinue any registration of its securities that cease to be Bisnode Registrable Securities; and (ii) provide notice to such sellers of Bisnode Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;
(c)    furnish, without charge, to each Bisnode Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in all material respects in conformity with the requirements of the Securities Act or of the rules or regulations thereunder, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Bisnode Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable laws of each such Offering Document by each such Bisnode Participating Holder and the underwriters, if any, in connection with the offering and sale of the Bisnode Registrable Securities covered by such registration statement or prospectus);
(d)    use its reasonable best efforts to register or qualify the Bisnode Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Bisnode Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Bisnode Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;
(e)    promptly notify each Bisnode Participating Holder and each managing underwriter, if any and, if requested by any such Person, confirm such notice in writing: (i) when the registration statement or any other Offering Document has been filed with the SEC and, with respect to the Offering Document, when the same has become effective; (ii) of any comment letter or request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Bisnode Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the Offering Document or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), unless the Company has declared that a Postponement Period exists, the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Bisnode Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;
(f)    comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(g)    (i) (A) cause all such Bisnode Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Bisnode Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Bisnode Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Bisnode Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;
(h)    (i) provide and cause to be maintained a transfer agent and registrar for all such Bisnode Registrable Securities covered by such registration statement not later than the effective date of such registration statement; (ii) instruct such transfer agent (A) to release, on such effective date, any stop transfer order with respect to the certificates with respect to the Bisnode Registrable Securities being sold, and (B) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Bisnode Registrable Securities or any managing underwriter; and (iii) in the case of any secondary equity offering, provide and enter into any reasonable agreements with a custodian for the Bisnode Registrable Securities;
(i)    enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Bisnode Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);
(j)    use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the independent public accountants who have certified the Company’s financial statements (and/or any other financial statements) included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Bisnode Participating Holder upon its request and to each underwriter, if any, a copy of such opinion and letter addressed to such underwriter;
(k)    deliver promptly to counsel for each Bisnode Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Bisnode Participating Holder, by counsel for any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any Bisnode Participating Holder or any such underwriter, (collectively, the “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and to use reasonable best efforts to cause applicable personnel and representatives of the Company to meet with the Inspectors (if so requested) and to supply the information reasonably requested by any such Inspector in connection with such registration statement;
(l)    use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification of any of the Bisnode Registrable Securities for sale in any jurisdiction, in each case, as promptly as reasonably practicable;
(m)    provide a CUSIP number for all Bisnode Registrable Securities, not later than the effective date of the registration statement;
(n)    use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the businesses of the Company, any Subsidiary, and, in each case, any successor thereto, and the requirements of the marketing process) in the marketing of Bisnode Registrable Securities in any underwritten offering;
(o)    promptly prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing or use of any free writing prospectus, provide copies of such document to counsel for each Bisnode Participating Holder and to each managing underwriter, if any, and make the representatives of the Company, any Subsidiary, and, in each case, any successor thereto, reasonably available for discussion of such document and make such changes in such document concerning the Bisnode Participating Holders prior to the filing thereof as counsel for such Bisnode Participating Holders or underwriters may reasonably request (provided that, notwithstanding the foregoing, in no event shall the Company be required to file any document with the SEC which in the view of the Company or its counsel contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make any statement therein not misleading);
(p)    furnish to counsel for each Bisnode Participating Holder upon its request and to each managing underwriter, without charge, upon request, at least one conformed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(q)    cooperate with the Bisnode Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Bisnode Registrable Securities to be sold, and cause such Bisnode Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Bisnode Participating Holders at least two (2) Business Days prior to any sale of Bisnode Registrable Securities and instruct any transfer agent and registrar of Bisnode Registrable Securities to release any stop transfer orders in respect thereof (and, in the case of Bisnode Registrable Securities registered on a Shelf Registration Statement, at the request of any Bisnode Holder, prepare and deliver certificates representing such Registrable Securities not bearing any restrictive legends and deliver or cause to be delivered an opinion or instructions to the transfer agent in order to allow such Bisnode Registrable Securities to be sold from time to time);
(r)    take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will use its reasonable best efforts to make any such prohibition inapplicable;
(s)    use its reasonable best efforts to cause the Bisnode Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies (including any filings as may be required to be made with FINRA) as may be necessary by virtue of the business and operations of the Company, any Subsidiary, and, in each case, any successor thereto, to enable the Bisnode Participating Holders or the underwriters, if any, to consummate the disposition of such Bisnode Registrable Securities, in accordance with the intended method or methods of disposition thereof;
(t)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Bisnode Registrable Securities;
(u)    take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(v)    in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

If the Company does not pay the filing fee covering the Bisnode Registrable Securities at the time an Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Bisnode Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Bisnode Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.
If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Bisnode Holders, and the Bisnode Holders do not request that their Bisnode Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Bisnode Holders) in order to ensure that the Bisnode Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.
The Company may require as a condition precedent to the Company’s obligations under this Section 2.3 that each Bisnode Participating Holder as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration or as shall be required by law in connection with the action taken by the Company.
Each Bisnode Holder of Bisnode Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.3, such Bisnode Holder will discontinue such Bisnode Holder’s disposition of Bisnode Registrable Securities pursuant to the registration statement covering such Bisnode Registrable Securities until such Bisnode Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Bisnode Holder’s possession of the prospectus covering such Bisnode Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.3 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Bisnode Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.3.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Bisnode Holder by name or otherwise as the Bisnode Holder of any securities of the Company, then such Bisnode Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Bisnode Holder and the Company, to the effect that the holding by such Bisnode Holder of such securities is not to be construed as a recommendation by such Bisnode Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Bisnode Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Bisnode Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Bisnode Holder.
2.4.    Registration Expenses.
(a)    The Company shall pay all Expenses with respect to any registration or offering of Bisnode Registrable Securities pursuant to Section 2, whether or not a registration statement becomes effective or the offering is consummated.
(b)    Notwithstanding the foregoing, (x) the provisions of this Section 2.4 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (y) in connection with any underwritten offering hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder.
2.5.    Certain Limitations on Registration Rights. In the case of a registration under Section 2.1, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such underwritten offering shall be subject to such underwriting agreement and no Bisnode Holder may participate in such underwritten offering unless such Bisnode Holder (i) agrees to sell such Bisnode Holder’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other customary documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Bisnode Holder’s securities.
2.6.    Limitations on Sale or Distribution of Other Securities.
(a)    Each Bisnode Holder agrees:
(i)    to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering initiated by an Existing Holder pursuant to Section 2.1 of the Existing Registration Rights Agreement, not to, subject to customary exceptions, sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days or such shorter period as the managing underwriter shall agree to, provided, that (x) such shorter period shall apply to all Holders who are subject to such period and (y) if a managing underwriter of an offering releases any Holder of its obligations under this Section 2.6(a)(i), all other Holders shall be released from their obligations under this Section 2.6(a)(i), on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a Special Registration Statement which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree); and
(ii)    to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account (including without limitation any offering in which one or more Bisnode Holders is selling Common Stock pursuant to the exercise of piggyback rights under Section 2.1 hereof), it will not, subject to customary exceptions, sell any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days or such shorter period as the managing underwriter shall agree to, provided that (x) such shorter period shall apply to all Holders who are subject to such period and (y) if a managing underwriter of an offering releases any Holder of its obligations under this Section 2.6(a)(ii), all other Holders shall be released from their obligations under this Section 2.6(a)(ii), on a pro rata basis, in accordance with the number of Registrable Securities held by them at such time (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a Special Registration Statement which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree).
(b)    The Company hereby agrees that, in connection with an offering pursuant to Section 2.1, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such Public Offering, or other than pursuant to a Special Registration Statement which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of ninety (90) days (or such shorter period to which the

Majority Participating Holders shall agree) shall have elapsed from the pricing date of such offering; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering to so agree.
2.7.    No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Bisnode Holder to sell any Bisnode Registrable Securities pursuant to any effective registration statement.
2.8.    Indemnification.
(a)    In the event of any registration or offer and sale of any securities of the Company under the Securities Act pursuant to this Section 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Bisnode Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), each other Person who participates as a seller (and its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Offering Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Offering Document in reliance upon written information furnished to the Company by or on behalf of such indemnified party for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.
(b)    Each Bisnode Participating Holder (and, if the Company requires as a condition to including any Bisnode Registrable Securities in any registration statement filed in accordance with Section 2.1, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) to the extent permitted by law the Company, its Subsidiaries (and, in each case, any successor thereto) officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such Offering Document, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to the Company or its representatives by or on behalf of such Bisnode Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein, and each such Bisnode Participating Holder, underwriter or Qualified Independent Underwriter, if any, shall reimburse such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Bisnode Participating Holder shall be required to pay pursuant to this Section 2.8 (including pursuant to indemnity, contribution or otherwise) shall in no case be greater than the amount of the net proceeds received by such Bisnode Participating Holder upon the sale of the Bisnode Registrable Securities pursuant to the registration statement giving rise to such Claim; provided further that such Bisnode Participating Holder shall not be liable in any such case to the extent that prior to the filing of any such Offering Document, such Bisnode Participating Holder corrected or made not misleading information previously furnished to the Company. The Company and each Bisnode Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Bisnode Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Offering Document are statements specifically relating to (i) the Beneficial Ownership of shares of Common Stock by such Bisnode Participating Holder and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of such Bisnode Participating Holder. If any additional information about such Bisnode Participating Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Bisnode Participating Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Bisnode Participating Holder.
(c)    Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.8 (with appropriate modifications) shall be given by the Company and each Bisnode Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.
(d)    Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 2. In case any action or proceeding is brought against an indemnified party and such indemnified party shall have notified the indemnifying party of the commencement thereof (as required above), the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(e)    If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.8(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.8(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.8(e) to the contrary, no indemnifying party (other than the Company, any Subsidiary, and, in each case, any successor thereto) shall be required pursuant to this Section 2.8(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.8(b) and (c). In addition, no Bisnode Holder of Bisnode Registrable Securities or any Affiliate thereof shall be required to pay any amount under this Section 2.8(e) unless such Person or entity would have been required to pay an amount pursuant to Section 2.8(b) if it had been applicable in accordance with its terms.
(f)    The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Bisnode Registrable Securities by any such party.
(g)    The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.
2.9.    Limitations on Registration of Other Securities; Representation. From and after the date of this Agreement, the Company shall not, without the prior written consent of Bisnode Holders that hold or Beneficially Own more than 50% of the Bisnode Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable taken as a whole than the registration rights granted to the Bisnode Holders hereunder unless the Company shall also give such rights to such Bisnode Holders.
2.10.    No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities that is inconsistent in any material respects with the rights granted to the Bisnode Holders in this Agreement.
Section 3.    Underwritten Offerings.
3.1.    Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration requested by the Existing Holders under Section 2.1 of the Existing Registration Rights Agreement, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. In connection with a registration requested under Section 2.1 of the Existing Registration Rights Agreement, any Bisnode Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Bisnode Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Bisnode Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Bisnode Participating Holder for inclusion in the registration statement. In connection with a registration requested under Section 2.1 of the Existing Registration Rights Agreement, unless otherwise agreed by the respective Bisnode Participating Holders and the underwriters, each such Bisnode Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Bisnode Participating Holder, its ownership of and title to the Bisnode Registrable Securities, any written information specifically provided by such Bisnode Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Bisnode

Participating Holder to any underwriter or other Person under such underwriting agreement for indemnity, contribution or otherwise shall in no case be greater than the amount of the net proceeds received by such Bisnode Participating Holder upon the sale of Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Bisnode Holder specifically provided by such Bisnode Holder for use in the registration statement and prospectus.
3.2.    Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.1, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Bisnode Registrable Securities of the Bisnode Participating Holders to be included in such registration shall be subject to such underwriting agreement. In the case of a registration pursuant to Section 2.1, any Bisnode Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Bisnode Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Bisnode Participating Holder; provided that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Bisnode Participating Holder for inclusion in the registration statement. In the case of a registration pursuant to Section 2.1, unless otherwise agreed by the respective Bisnode Participating Holders and the underwriters, each such Bisnode Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Bisnode Participating Holder, its ownership of and title to the Bisnode Registrable Securities, any written information specifically provided by such Bisnode Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Bisnode Participating Holder to any underwriter or other Person under such underwriting agreement shall in no case be greater than the amount of the net proceeds received by such Bisnode Participating Holder upon the sale of Bisnode Registrable Securities pursuant to such registration statement and in no event shall relate to anything other than information about such Bisnode Holder specifically provided by such Bisnode Holder for use in the registration statement and prospectus.
Section 4.    General
4.1.    Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Stock or Common Stock Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1)(i) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Bisnode Holder may reasonably request, all to the extent required from time to time to enable such Bisnode Holder to sell Bisnode Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Bisnode Holder of Bisnode Registrable Securities, the Company will deliver to such Bisnode Holder a written statement as to whether it has complied with such requirements.
4.2.    Nominees for Beneficial Owners. If Bisnode Registrable Securities are held by a nominee for the Beneficial Owner thereof the Beneficial Owner thereof may, at its option, be treated as the Bisnode Holder of such Bisnode Registrable Securities for purposes of any request or other action by any Bisnode Holder or Bisnode Holders of Bisnode Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Bisnode Registrable Securities held by any Bisnode Holder or Bisnode Holders of Bisnode Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such Beneficial Ownership.
4.3.    Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or any Bisnode Holder unless such modification, amendment or waiver is approved in writing by (i) the Company and (ii) the Bisnode Holders holding or Beneficially Owning more than 50% of the Bisnode Registrable Securities then held by all Bisnode Holders; provided that any amendment, modification, supplement or waiver of any of the provisions of this Agreement which disproportionately materially adversely affects any Bisnode Holder shall not be effective without the written approval of such Bisnode Holder. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.
4.4.    Notices.
(a)    All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by e-mail, (iii) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (iv) one Business Day following the day sent by reputable overnight courier (with written confirmation of receipt), in each case at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):
(i)    if to the Company, to:
Dun & Bradstreet Holdings, Inc.
103 John F. Kennedy Parkway

Short Hills, New Jersey 07078
Attention: Joe A. Reinhardt III
E-mail: ReinhardtJ@DNB.com
with a copy, which shall not constitute notice, to:
Weil, Gotshal & Manges, LLP
767 Fifth Avenue
New York, NY 10153
Attention: Alexander D. Lynch
Email: alex.lynch@weil.com
(ii)    if to the Bisnode Holders, to the address indicated in the records of the Company.
(b)    Whenever any notice is required to be given by Law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
4.5.    Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, permitted assigns, heirs and personal representatives of the parties hereto, whether so expressed or not. Each Bisnode Holder shall have the right to assign all or part of its or his rights and obligations under this Agreement only in accordance with transfers of Bisnode Registrable Securities to such Bisnode Holder’s Permitted Transferees. Upon any such assignment, such assignee shall have and be able to exercise and enforce all rights of the assigning Bisnode Holder which are assigned to it and, to the extent such rights are assigned, any reference to the assigning Bisnode Holder shall be treated as a reference to the assignee.
4.6.    Entire Agreement. This Agreement and the other documents referred to herein or delivered pursuant hereto or thereto which form part hereof constitute the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.
4.7.    Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.
(b)    Jurisdiction. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Chancery of the State of Delaware and (ii) the United States District Court located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated by this

Agreement. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement in (I) the Court of Chancery of the State of Delaware or (II) the United States District Court located in the State of Delaware and waives any claim that such suit or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that a final and unappealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment in any jurisdiction within or outside the United States or in any other manner provided in law or in equity
(c)    WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS 4.7.
4.8.    Interpretation; Construction.
(a)    The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b)    The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
4.9.    Counterparts. This Agreement may be executed and delivered in any number of separate counterparts (including by facsimile or electronic mail), each of which shall be an original, but all of which together shall constitute one and the same agreement.
4.10.    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
4.11.    Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
4.12.    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
4.13.    Confidentiality.
(a)    Each Bisnode Holder acknowledges that the provisions of this Agreement that require communications by the Company may result in such Bisnode Holder and its Section 4.13 Representatives (as defined below) acquiring material non-public information (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of Company securities or the identity of the selling Participating Holders).
(b)    Each Bisnode Holder agrees that it will maintain the confidentiality of such material non-public information and, to the extent such Bisnode Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Bisnode Holder (“Policies”); provided that a Bisnode Holder may deliver or disclose material non-public information to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors, in each case, who reasonably need to know such information (collectively, the “Section 4.13 Representatives”), (ii) any federal or state regulatory authority having jurisdiction over such Bisnode Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Bisnode Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Bisnode Holder is a party and such Bisnode Holder is advised by counsel that such information reasonably needs to be disclosed in connection with such litigation; provided further, that in the case of clause (i), the recipients of such material non-public information are subject to the Policies or are directed to hold confidential the material non-public information in a manner substantially consistent with the terms of this Section 4.13.
(c)    Each Bisnode Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential sale or distribution to the public of Common Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Common Stock), to elect to not receive any notice that the Company otherwise is required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Bisnode Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement, the Company shall not be required to, and shall not, deliver any notice or other information required to be provided to Bisnode Holders hereunder to the extent that the Company reasonably expects would result in a Bisnode Holder acquiring material non-public information. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Bisnode Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Bisnode Holder to issue and revoke subsequent Opt-Out Requests; provided that each Bisnode Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.
4.14.    Termination and Effect of Termination. This Agreement shall terminate with respect to each Bisnode Holder when such Bisnode Holder no longer holds any Bisnode Registrable Securities and will terminate in full when no Bisnode Holder holds any Bisnode Registrable Securities, except for the provisions of Sections 2.8, which shall survive any such termination. No termination under this Agreement shall relieve any Person of liability for breach or Expenses incurred prior to termination. In the event this Agreement is terminated, each Person entitled to indemnification rights pursuant to Section 2.8 shall retain such indemnification rights with respect to any matter that (i) may be an indemnified liability thereunder and (ii) occurred prior to such termination.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:
DUN & BRADSTREET HOLDINGS, INC.

By: /s/ Joe A. Reinhardt III
Name: Joe A. Reinhardt III
Title: Chief Legal Officer
BISNODE INVESTORS:
[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

RATOS AB

By: /s/ Magnus Stephensen
Name: Magnus Stephensen, by power of attorney
Title:

BONNIER GROUP AB

By: /s/ Erik Heagerstrand
Name: Erik Haegerstrand, by power of attorney
Title:

/s/ Magnus Silfverberg
MAGNUS SILFVERBERG

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT A
FORM OF
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Joinder”) is made and entered into as of [_________] by the undersigned (the “New Holder”) in accordance with the terms and conditions set forth in that certain Registration Rights Agreement by and among Dun & Bradstreet Holdings, Inc., a Delaware corporation (including any successor, the “Company”), and the Bisnode Holders party thereto, dated as of [__________], 2020 (as the same may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”), for the benefit of, and for reliance upon by, the Company and the Bisnode Holders party thereto. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.
WHEREAS, the New Holder desires to exercise certain rights granted to it under the Registration Rights Agreement; and
WHEREAS, the execution and delivery to the Company of this Joinder by the New Holder is a condition precedent to the New Holder’s exercise of any of its rights under the Registration Rights Agreement.
NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the New Holder hereby agrees as follows:
1.    Joinder. By the execution and delivery of this Joinder, the New Holder hereby agrees to become, and to be deemed to be, and shall become and be deemed to be, for all purposes under the Registration Rights Agreement, a Bisnode Holder, with the same force and effect as if the New Holder had been an original signatory thereto, and the New Holder agrees to be bound by all of the terms and conditions of, and to assume all of the obligations of, a Bisnode Holder under, the Registration Rights Agreement. All of the terms, provisions, representations, warranties, covenants and agreements set forth in the Registration Rights Agreement with respect to a Bisnode Holder are incorporated by reference herein and shall be legally binding upon, and inure to the benefit of, the New Holder.
2.    Further Assurances. The New Holder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Company to carry out the provisions of this Joinder or the Registration Rights Agreement.
3.    Binding Effect. This Joinder and the Registration Rights Agreement shall be binding upon, and shall inure to the benefit of, the New Holder and its successors and permitted assigns, subject to the terms and provisions of the Registration Rights Agreement. It shall not be necessary in connection with the New Holder’s status as a Bisnode Holder to make reference to this Joinder.

IN WITNESS WHEREOF, the New Holder has executed this Joinder as of the date first above written.

[NEW HOLDER]
By:
Name:
Title:

Address:
_______________________________
_______________________________
_______________________________
_______________________________

Accepted and agreed:

DUN & BRADSTREET HOLDINGS, INC.

By: ______________________________
Name: ____________________________
Title: _____________________________